EXHIBIT 99.2




                       WEST METRO FINANCIAL SERVICES, INC.
                              1242 Marietta Highway
                              Dallas, Georgia 30157
                                 (770) 505-5107


                                 March 20, 2003


Dear Shareholder:

     You are cordially invited to attend our annual meeting of shareholders, which will be held at Hiram Community Center, 217A Main Street, Hiram, Georgia 30141, on Thursday, April 24, 2003, at 4:30 p.m. We sincerely hope that you will be able to attend the meeting, and we look forward to seeing you.

     The attached notice of the annual meeting and proxy statement describes the formal business to be transacted at the meeting. We will also report on our operations since our opening on March 25, 2002, as well as our plans for the future.

     To ensure the greatest number of shareholders will be present either in person or by proxy, we ask that you mark, date, and sign the enclosed proxy card, and return it to us in the envelope provided as soon as possible. If you attend the meeting in person, you may revoke your proxy at the meeting and vote in person. You may revoke your proxy at any time before it is voted.

                                  Sincerely,



                                  J. Michael Womble
                                  President, Chief Executive Officer, and
                                  Chairman of the Board

                       WEST METRO FINANCIAL SERVICES, INC.
                              1242 Marietta Highway
                              Dallas, Georgia 30157
                                 (770) 505-5107


                  NOTICE OF THE ANNUAL MEETING OF SHAREHOLDERS
                            TO BE HELD APRIL 24, 2003


     The annual meeting of shareholders of West Metro Financial Services, Inc. will be held on Thursday, April 24, 2003, at 4:30 p.m., at Hiram Community Center, 214A Main Street, Hiram, Georgia for the following purposes:

     (1) To elect eight persons to serve as directors for a one-year term expiring in 2004;

     (2) To approve an amendment to the West Metro Financial Services, Inc. 2001 Stock Incentive Plan, which will increase the number of shares reserved for issuance under the plan to 113,000 shares; and

     (3) To transact any other business as may properly come before the meeting or any adjournments of the meeting.

     The board of directors has set the close of business on March 10, 2003, as the record date for determining the shareholders who are entitled to notice of, and to vote at, the meeting.

     We hope that you will be able to attend the meeting. Whether or not you plan to attend the meeting, we ask that you mark, date, sign, and return the enclosed proxy card as soon as possible. If you attend the meeting in person, you may revoke your proxy at the meeting and vote your shares in person. You may revoke your proxy at any time before the proxy is exercised.


                                  By Order of the Board of Directors,


                                  J. Michael Womble
                                  President, Chief Executive Officer, and
                                  Chairman of the Board



March 20, 2003

                       WEST METRO FINANCIAL SERVICES, INC.
                              1242 Marietta Highway
                              Dallas, Georgia 30157
                                 (770) 505-5107

           __________________________________________________________

                     PROXY STATEMENT FOR 2003 ANNUAL MEETING
           __________________________________________________________


                                  INTRODUCTION

TIME AND PLACE OF THE MEETING

     Our board of directors is furnishing this proxy statement in connection with its solicitation of proxies for use at the annual meeting of shareholders to be held on Thursday, April 24, 2003, at 4:30 p.m., at Hiram Community Center, 217A Main Street, Hiram, Georgia 30141, and at any adjournments of the meeting.

RECORD DATE AND MAILING DATE

     The close of business on March 10, 2003 is the record date for the determination of shareholders entitled to notice of and to vote at the meeting. We first mailed this proxy statement and the accompanying proxy card to shareholders on or about March 20, 2003.

NUMBER OF SHARES OUTSTANDING

     As of the close of business on the record date, the Company had 10,000,000 shares of common stock, no par value, authorized, of which 1,200,000 shares were issued and outstanding. Each issued and outstanding share is entitled to one vote on all matters presented at the meeting.


                          VOTING AT THE ANNUAL MEETING

PROPOSALS TO BE CONSIDERED

     ELECTION OF DIRECTORS. Shareholders will be asked to vote on election of eight persons to serve as directors of the Company for a one-year term expiring in 2004.

     AMENDMENT TO THE STOCK INCENTIVE PLAN. Shareholders will be asked to approve an amendment to the West Metro Financial Services, Inc. 2001 Stock Incentive Plan. The purpose of the amendment is to increase the number of shares reserved for issuance under the Stock Incentive Plan from 58,000 to 113,000. The proposed amendment is described beginning on page 4.

      THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR APPROVAL OF BOTH OF THESE
                                   PROPOSALS.

PROCEDURES FOR VOTING BY PROXY

     If you properly sign, return and do not revoke your proxy, the persons appointed as proxies will vote your shares according to the instructions you have specified on the proxy card. If you sign and return your proxy card but do not specify how the persons appointed as proxies are to vote your shares, your proxy will be voted FOR the election of the director nominees and in the best judgment of the persons appointed as proxies as to all other matters properly brought before the meeting. If any nominee for election to the board of directors named in this proxy statement becomes unavailable for election for any reason, the proxy may be voted for a substitute nominee selected by the board of directors.

     You can revoke your proxy at any time before it is voted by delivering to
J. Michael Womble, President and Chief Executive Officer of the Company, at the main office of the Bank, either a written revocation of the proxy or a duly executed proxy bearing a later date or by attending the meeting and voting in person.

REQUIREMENTS FOR SHAREHOLDER APPROVAL

     A QUORUM WILL BE PRESENT AT THE MEETING IF A MAJORITY OF THE OUTSTANDING SHARES OF COMMON STOCK ENTITLED TO VOTE AT THE MEETING IS REPRESENTED IN PERSON OR BY VALID PROXY. TO BE ELECTED, A DIRECTOR NOMINEE MUST RECEIVE MORE VOTES THAN ANY OTHER NOMINEE FOR THE PARTICULAR SEAT ON THE BOARD OF DIRECTORS. AS A RESULT, IF YOU WITHHOLD YOUR VOTE AS TO ONE OR MORE NOMINEES, IT WILL HAVE NO EFFECT ON THE OUTCOME OF THE ELECTION UNLESS YOU CAST THAT VOTE FOR A COMPETING NOMINEE. AT THE PRESENT TIME WE DO NOT KNOW OF ANY COMPETING NOMINEES.

     Approval of any other matter that may properly come before the annual meeting requires the affirmative vote of a majority of shares of common stock present in person or by proxy and entitled to vote on the matter. Abstentions will be counted in determining the minimum number of votes required for approval and will, therefore, have the effect of negative votes.

PROXY SOLICITATION

     The Company will pay the cost of proxy solicitation. Our directors, officers and employees may, without additional compensation, solicit proxies by personal interview, telephone, fax, or otherwise. We will direct brokerage firms or other custodians, nominees or fiduciaries to forward our proxy solicitation material to the beneficial owners of common stock held of record by these institutions and will reimburse them for the reasonable out-of-pocket expenses they incur in connection with this process.

                      PROPOSAL ONE:  ELECTION OF DIRECTORS

     The Company's Board of Directors consists of eight members. Each director serves a one-year term. The term of each director expires at each annual meeting and upon the election and qualification of the director's successor.
The board of directors recommends that the shareholders elect the persons identified below as director nominees to serve as directors for a one-year term expiring in 2004. The following table shows for each nominee and continuing director: (a) his name; (b) his age at December 31, 2002; (c) how long he has been a director of the Company; (d) his position(s) with the Company, other than as a director; and (e) his principal occupation and recent business experience.

                              DIRECTOR  POSITION WITH THE COMPANY
NAME (AGE)                    SINCE     AND BUSINESS EXPERIENCE
----------------------------  --------  -----------------------------------------------------
J. Michael Womble (50)            2001  President, Chief Executive Officer and Chairman of
                                        the Company and Chief Executive Officer and
                                        Chairman of the Bank; previously Chief Executive
                                        Officer of First National Bank of Paulding County and
                                        Chairman of the Board of Directors; Organizer/Owner
                                        of Southlife Homes, Inc. (residential building and
                                        development)

Johnny L. Blankenship (44)        2001  President and Owner of Blankenship Homes
                                        (residential building and development)

William A. Carruth, Jr. (44)      2001  Vice Chairman of the Board of Directors of the
                                        Company and the Bank; President and Owner of
                                        Carruth Wood Products (engineer and survey
                                        supplies) and Aiken Grading Company (construction
                                        contractors)

Harold T. Echols (52)             2001  Project Manager for AT&T Communications

G. Wayne Kirby (64)               2001  President, Chief Executive Officer and  Owner of
                                        PKW Supply Company, Inc. (building supplies)

Claude K. Rainwater (64)          2001  Owner of Rainwater Motor Company (used car
                                        company), Style Financial Acceptance (automobile
                                        financing) and Independent Car Rental, Inc.

James C. Scott, Jr. (57)          2001  Executive Vice President of MATSCO, Inc., parent
                                        company of C.W. Matthews Contracting Company
                                        (construction company)

Joey Tidwell (45)                 2002  President and Owner of JMC Development, Tidwell
                                        Properties and Homeplace Communities, Inc.

    PROPOSAL TWO:  APPROVAL OF THE FIRST AMENDMENT TO THE WEST METRO FINANCIAL
                    SERVICES, INC. 2001 STOCK INCENTIVE PLAN

     The Stock Incentive Plan was adopted by the board of directors on July 19, 2001 and approved by shareholders on March 1, 2002.

     The board of directors originally reserved 58,000 shares of the Company's common stock for issuance of awards under the Stock Incentive Plan. At the annual meeting, shareholders will be asked to consider and vote on the approval and adoption of the First Amendment to the Stock Incentive Plan which provides for the reservation of an additional 58,000 shares of the Company's common stock for a total of 113,000 shares, subject to adjustment as provided in the Stock Incentive Plan.

     Applicable provisions of the Internal Revenue Code of 1986, as amended (the "Code"), restrict the Company's ability, in the absence of shareholder approval, to grant incentive stock options under Code Section 421 and to claim deductions which may otherwise be associated with the grant of non-qualified stock options under Code Section 162(m).

     The following description of the Stock Incentive Plan is qualified in its entirety by reference to the applicable provisions of the plan document, as amended, which is attached as Appendix A. The First Amendment to the Stock
Incentive  Plan  is  subject  to  shareholder  approval.

                        Terms of the Stock Incentive Plan

ADMINISTRATION

               The Stock Incentive Plan will be administered by a subcommittee of the board of directors whose members are selected by the board of directors (the "Administrative Committee"). When appointing members to the Administrative Committee, the board of directors will consider whether the committee members must comply with the disinterested standards contained in both Section 162(m) of the Code and Rule 16b-3 under the Securities Exchange Act of 1934, as amended. The Administrative Committee has the authority to grant awards under the Stock Incentive Plan and to make all other determinations that it may deem necessary or advisable for the administration of the Stock Incentive Plan.

STOCK OPTIONS

     The Stock Incentive Plan permits the Administrative Committee to make awards of options to purchase shares of the Company's common stock and tax reimbursement payments to employees, directors and organizers of the Company and its affiliates. These discretionary awards may be made on an individual basis or through a program approved by the Administrative Committee for the benefit of a group of eligible persons. The Stock Incentive Plan permits the Administrative Committee to grant awards of incentive stock options and non-qualified stock options (collectively, "Stock Options").

     The number of shares of common stock as to which any Stock Option is granted and to whom any Stock Option is granted will be determined by the Administrative Committee, subject to the provisions of the Stock Incentive Plan. Stock Options may be made forfeitable or terminable under the terms established by the Administrative Committee, to the extent not otherwise inconsistent with the terms of the Stock Incentive Plan. Stock Options generally are not transferable or assignable during a holder's lifetime.

     The Administrative Committee will determine whether a Stock Option is an incentive stock option or a non-qualified stock option at the time the Option is granted, and the Option will be evidenced by a stock option agreement. Stock Options may be made exercisable on terms established by the Administrative Committee, to the extent not otherwise inconsistent with the terms of the Stock Incentive Plan. The Administrative Committee also may accelerate the times at which a Stock Option may be exercised subsequent to its grant. No eligible employee may be granted during any single calendar year rights to shares of common stock under Stock Options which, in the aggregate, exceed 25,000 shares. In addition, the aggregate fair market value, determined as of the date of the grant, of common stock as to which any incentive stock option first becomes exercisable in any calendar year is limited to $100,000 per recipient.

     The exercise price of a Stock Option will be set forth in the applicable stock option agreement. The exercise price of an incentive stock option may not be less than the fair market value of the Company's common stock on the date of the grant nor less than 110% of the fair market value if the participant owns more than 10% of the outstanding common stock of the Company or any subsidiary. At the time an incentive stock option is exercised, the Company will be entitled to place a legend on the certificates representing the shares of common stock purchased to identify them as shares of common stock purchased upon the exercise of an incentive stock option. Non-qualified stock options may be made exercisable at a price equal to no less than the fair market value of the Company's common stock on the date the option is granted. The Administrative Committee may permit payment of an option exercise price in the following ways:

          -    in cash; or

          -    through a cashless exercise executed through a broker.

     The Administrative Committee also may authorize financing by the Company to assist a participant with payment of the exercise price.

     The term of a Stock Option will be specified in the applicable stock option agreement. The term of any incentive stock option may not exceed ten years from the date of grant; however, any incentive stock option granted to a participant who owns more than 10% of the common stock of the Company or any subsidiary will not be exercisable after the expiration of five years from the date the option is granted. Subject to any further limitations in a stock option agreement, in the event of a participant's termination of employment, an incentive stock option will expire, terminate and become unexercisable no later than three months after the date of the termination of employment; provided, however, that if termination of employment is due to death or disability, up to one-year may be substituted for the three-month period.

TAX REIMBURSEMENT PAYMENTS

     The Administrative Committee may make cash tax reimbursement payments designed to cover tax obligations of recipients that result from the exercise of a Stock Option.

TERMINATION OF STOCK OPTIONS

     The terms of a particular Stock Option may provide that they terminate, among other reasons:

          - upon the holder's termination of employment or other status with respect to the Company or any affiliate;

          -    upon a specified date;

          -    upon the holder's death or disability; or

          -    upon the occurrence of a change in control of the Company.

Stock Options may include exercise rights for a holder's estate or personal representative in the event of the holder's death or disability. At the Administrative Committee's discretion, Stock Options that are subject to termination may be cancelled, accelerated, paid or continued, subject to the terms of the applicable agreement reflecting the terms of the Stock Option and to the provisions of the Stock Incentive Plan.

REORGANIZATIONS

     The number of shares of the Company's common stock reserved for issuance in connection with the grant of a Stock Option, the exercise price of a Stock Option, and the annual limit on the number of shares of stock that may be granted to any employee under options during a calendar year are subject to adjustment in the event of any recapitalization of the Company or similar event effected without the receipt of consideration.

     In the event of specified corporate reorganizations, Stock Options may be assumed, substituted, cancelled, accelerated, cashed-out or otherwise adjusted by the Administrative Committee, provided that the adjustment is not inconsistent with the terms of the Stock Incentive Plan or any agreement reflecting the terms of a Stock Option. The Company may also use the Stock Incentive Plan to assume obligations previously incurred in favor of persons who are eligible to participate under the Stock Incentive Plan.

AMENDMENTS OR TERMINATION

     Although the Stock Incentive Plan may be amended or terminated by the board of directors without shareholder approval, the board of directors also may condition any amendment upon shareholder approval if shareholder approval is deemed necessary or appropriate in consideration of tax, securities or other laws. No amendment or termination by the board of directors may adversely affect the rights of a holder of a Stock Option without the holder's consent.

FEDERAL INCOME TAX CONSEQUENCES

     The following discussion outlines generally the federal income tax consequences of participation in the Stock Incentive Plan. Individual circumstances may vary and each participant should rely on his or her own tax counsel for advice regarding federal income tax treatment under the Stock Incentive Plan.

INCENTIVE STOCK OPTIONS

     A participant will not recognize income and will not be taxed upon the grant of an incentive stock option nor upon exercise of all or a portion of the option. Instead, the participant will be taxed at the time he or she sells the shares of common stock purchased upon exercise of the incentive stock option. The participant will be taxed on the difference between the price he or she paid for the common stock and the amount for which he or she sells the common stock. If the participant does not sell the shares of common stock during the two-year period from the date of grant of the incentive stock option and the one-year period from the date the common stock is transferred to him or her, the gain will be capital gain, and the Company will not be entitled to a corresponding deduction. If the participant sells the shares of common stock at a gain prior to that time, the difference between the amount the participant paid for the common stock and the lesser of fair market value on the date of exercise or the amount for which the common stock is sold will be taxed as ordinary income. If the Participant sells the shares of common stock for less than the amount he or she paid for the common stock prior to the one or two-year periods indicated above, no amount will be taxed as ordinary income and the loss will be taxed as a capital loss. Exercise of an incentive stock option may subject a participant to, or increase a participant's liability for, the alternative minimum tax.

NON-QUALIFIED STOCK OPTIONS

     A participant will not recognize income and will not be taxed upon the grant of a non-qualified stock option or at any time prior to the exercise of all or a portion of the option. At the time the participant exercises all or a portion of a non-qualified stock option, he or she will recognize compensation taxable as ordinary income in an amount equal to the excess of the fair market value of the common stock on the date the option is exercised over the price paid for the common stock, and the Company will then be entitled to a corresponding deduction.

     Depending upon the period shares of common stock are held after exercise, the sale or other taxable disposition of shares acquired through the exercise of a non-qualified stock option generally will result in a short- or long-term capital gain or loss equal to the difference between the amount realized on the disposition and the fair market value of the shares when the non-qualified option was exercised.

SHAREHOLDER  APPROVAL

     The board of directors seeks shareholder approval of the adoption of the First Amendment to the Stock Incentive Plan and the reservation of an additional 58,000 shares of the Company's common stock for the issuance of Stock Options under the Stock Incentive Plan because approval is required under the Code as a condition to incentive stock option treatment and will maximize the potential for deductions associated with any non-qualified stock options granted under the Stock Incentive Plan.

     Approval of the First Amendment requires the affirmative vote of the holders of at least a majority of the outstanding shares of common stock present, or represented and entitled to a vote, at the annual meeting. Proxies received which contain no instructions to the contrary will be voted for the approval of the adoption of the First Amendment to the Stock Incentive Plan.

                    THE BOARD OF DIRECTORS RECOMMENDS A VOTE
                     FOR THE APPROVAL OF THE ADOPTION OF THE
                   FIRST AMENDMENT TO THE STOCK INCENTIVE PLAN


                         INDEPENDENT PUBLIC ACCOUNTANTS

     The Company has selected the accounting firm of Porter Keadle Moore, LLP, to serve as independent accountants of the Company for the fiscal year ending December 31, 2003. A representative of the firm is expected to be present at the meeting and will be given the opportunity to make a statement if he or she desires to do so and will be available to respond to appropriate questions from shareholders.

                                  OTHER MATTERS

     The board of directors of the Company knows of no other matters that may be brought before the meeting. If, however, any matters other than those described in the Notice of Annual Meeting of Shareholders, should properly come before the meeting, votes will be cast pursuant to the proxies in accordance with the best judgment of the proxy holders.

     If you cannot be present in person, you are requested to complete, sign, date, and return the enclosed proxy promptly. An envelope has been provided for that purpose. No postage is required if mailed in the United States.



March 20, 2003

                       WEST METRO FINANCIAL SERVICES, INC.
                                      PROXY
                       SOLICITED BY THE BOARD OF DIRECTORS
                     FOR THE ANNUAL MEETING OF SHAREHOLDERS
                     TO BE HELD ON THURSDAY, APRIL 24, 2003

The undersigned hereby appoints J. Michael Womble, Chairman of the Board, or Kathy Hulsey, Corporate Secretary, or either of them, as proxies, with the power to appoint his substitute, and hereby authorizes him to represent and to vote, as designated below, all of the common stock of West Metro Financial Services, Inc., which the undersigned would be entitled to vote if personally present at the annual meeting of shareholders to be held at Hiram Community Center, 217A Main Street, Hiram, Georgia 30141 on Thursday, April 24, 2003, at 4:30 p.m. and at any adjournments of the annual meeting, upon the proposals described in the accompanying notice of the annual meeting and the proxy statement relating to the annual meeting, receipt of which are hereby acknowledged.

 THE BOARD OF DIRECTORS RECOMMENDS THAT THE SHAREHOLDERS VOTE FOR THE PROPOSALS.


PROPOSAL 1:  To  elect  the  eight  (8)  persons  listed  below  to serve as directors of West Metro Financial Services, Inc. for a one-year term expiring at the 2004 annual meeting of shareholders:

                    J.  Michael  Womble               G.  Wayne  Kirby
                    Johnny  L.  Blankenship           Claude  K.  Rainwater
                    William  A.  Carruth,  Jr.        James  C.  Scott,  Jr.
                    Harold  T.  Echols                Joey  Tidwell


             [ ] FOR all nominees listed above        [ ] WITHHOLD authority to
                 (except as vote for all nominees
                 indicated below)                         listed above

INSTRUCTION:  To withhold authority for any individual nominees, mark "FOR"
              above, and write the nominees' names in this space.
              __________________________________________________________________


PROPOSAL 2:   To  amend  the  West  Metro Financial Services, Inc. 2001 Stock
              Incentive Plan to increase the number of shares reserved for issuance under the Stock Incentive Plan from 58,000 shares to 113,000 shares:

     [ ] FOR                [ ] AGAINST                [ ] ABSTAIN

     THIS PROXY WHEN PROPERLY EXECUTED WILL BE VOTED IN THE MANNER DIRECTED BY THE UNDERSIGNED SHAREHOLDER. IF NO DIRECTION TO THE CONTRARY IS INDICATED, IT WILL BE VOTED FOR THE PROPOSALS. DISCRETIONARY AUTHORITY IS HEREBY CONFERRED AS TO ALL OTHER MATTERS WHICH MAY COME BEFORE THE ANNUAL MEETING.

     If stock is held in the name of more than one person, all holders must sign. Signatures should correspond exactly with the name or names appearing on the stock certificate(s). When signing as attorney, executor, administrator, trustee or guardian, please give full title as such. If a corporation, please sign in full corporate name by president or other authorized officer. If a partnership, please sign in partnership name by authorized person.


                                              ---------------------------------
                                              Signature of Shareholder     Date


                                              ---------------------------------
                                              Signature of Shareholder     Date


                                              ---------------------------------
                                              Print Name(s) of Shareholder(s)


Please mark, sign and date this Proxy, and return it in the enclosed return-addressed envelope. No postage necessary.

     I WILL ________ WILL NOT ______ __ ATTEND THE ANNUAL SHAREHOLDERS MEETING.

                     PLEASE RETURN PROXY AS SOON AS POSSIBLE
                     ---------------------------------------